Exhibit 99.1

EverQuote Announces Second Quarter 2021 Financial Results

•	Revenue Increased 34% Year-Over-Year to $105.1 Million

•	Variable Marketing Margin Increased 40% Year-Over-Year to $32.8 Million

•	Recently Announced PolicyFuel Acquisition Extends DTC Agency Strategy into P&C Verticals

CAMBRIDGE, Mass., August 2, 2021 — EverQuote, Inc. (Nasdaq: EVER), a leading online insurance marketplace, today announced financial results for the second quarter ended June 30, 2021.

“We delivered a strong second quarter 2021 with year-over-year increases in total revenue and Variable Marketing Margin, or VMM, of 34% and 40%, respectively. We generated increased Adjusted EBITDA and had our strongest Adjusted EBITDA margin since going public,” said Jayme Mendal, CEO of EverQuote. “With over 30% revenue growth in the first half of the year, we are making significant investments in our growth levers to build towards our vision of becoming the largest online source of insurance policies by using data and technology to make insurance simpler, more affordable and personalized, ultimately reducing cost and risk. We remain confident in our outlook for the remainder of this year and in our ability to build an industry-defining company.”

After the quarter closed, EverQuote announced the acquisition of PolicyFuel LLC and its affiliated entities (“PolicyFuel”), which operates in property and casualty (“P&C”) insurance verticals, providing policy-sales-as-a-service (“PSaaS”) offerings to enable carriers to complement their own call center operations with access to dedicated advisor teams that focus exclusively on selling each provider’s offerings to its target customers.

“PolicyFuel’s PSaaS offerings for P&C markets extends our existing Direct-To-Consumer Agency (“DTCA”) strategy in our Health and Life insurance verticals, where our tech-driven first-party distribution platforms have improved consumer experience, provider bind performance and our own monetization. PolicyFuel earns revenue based on policies sold and broadens EverQuote’s ability to access the $135 billion commission component of our total addressable market. We are excited to welcome PolicyFuel’s founders and team to the EverQuote family,” concluded Mr. Mendal.

Second Quarter 2021 Financial Highlights:

(All comparisons are relative to the second quarter of 2020):

•	Total revenue of $105.1 million, an increase of 34%.

•	Automotive insurance vertical revenue of $86.4 million, an increase of 34%.

•	Revenue from our other insurance verticals, which includes home and renters, life, health and commercial insurance, increased 36% to $18.7 million.

•	Variable Marketing Margin of $32.8 million, an increase of 40%.

•	GAAP net loss decreased to $1.9 million, compared to GAAP net loss of $2.8 million.

•	Adjusted EBITDA increased to $6.6 million, compared to Adjusted EBITDA of $4.0 million.

Second Quarter 2021 Business Highlights:

•	Consumer traffic initiatives focused on improving monetization led to a 34% year-over-year increase in revenue per quote request.

•	Digital carriers continued to increase their spending on our platform, which grew by over 200% year-over-year.

•	EverQuote continued building its leadership team, with Garett Kitch joining as SVP of Health and Life Agency Sales.

Third Quarter and Updated Full-Year 2021 Guidance:

EverQuote anticipates Revenue, Variable Marketing Margin and Adjusted EBITDA to be in the following ranges:

Third quarter 2021:

•	Revenue of $109 - $111 million, a year-over-year increase of 22% at the mid-point.

•	Variable Marketing Margin of $33 - $34 million, a year-over-year increase of 14% at the mid-point.

•	Adjusted EBITDA in the range of $4.5 - 5.5 million, a year-over-year a decrease of 4% at the mid-point.

Full year 2021:

•	Revenue of $440 - $446 million, a year-over-year increase of 28% at the mid-point and an increase from our previous guidance of $434 - $442 million.

•	Variable Marketing Margin of $138 - $141 million, a year-over-year increase of 28% at the mid-point and an increase from our previous guidance of $136 - $140 million.

•

Adjusted EBITDA in the range of $23 - $26 million, a year-over-year increase of 33% at the mid-point and a decrease from our previous guidance of $26 - 30 million. Full year 2021 Adjusted EBITDA is expected to be impacted by incremental investments in preparation for this year’s health open enrollment period which takes place in the fourth quarter.

With respect to the Company’s expectations under “Third Quarter and Updated Full Year 2021 Guidance” above, the Company has not reconciled the non-GAAP measure Adjusted EBITDA to the GAAP measure net income (loss) in this press release because the Company does not provide guidance for stock-based compensation expense, depreciation and amortization expense, acquisition-related costs, interest income, and income taxes on a consistent basis as the Company is unable to quantify these amounts without unreasonable efforts, which would be required to include a reconciliation of Adjusted EBITDA to GAAP net income (loss). In addition, the Company believes such a reconciliation would imply a degree of precision that could be confusing or misleading to investors.

Conference Call and Webcast Information

EverQuote will host a conference call and live webcast to discuss its second quarter 2021 financial results at 4:30 p.m. Eastern Time today, August 2, 2021. To access the conference call, dial (877) 273-5005 for the U.S. or Canada, or (647) 689-5410 for international callers and provide conference ID 7777683. The webcast will be available live on the Investors section of the Company’s website at https://investors.everquote.com.

An audio replay of the call will also be available to investors beginning at approximately 6:30 p.m. Eastern Time on August 2, 2021, until 11:59 p.m. Eastern Time on August 9, 2021, by dialing (800) 585-8367 for the U.S. or Canada, or (416) 621-4642 for international callers, and entering passcode 7777683. In addition, an archived webcast will be available on the Investors section of the Company’s website at: https://investors.everquote.com.

Safe Harbor Statement

Any statements in this press release about future expectations, plans and prospects for EverQuote, Inc. (“EverQuote” or the “Company”), including statements about future results of operations or the future financial position of the Company, including financial targets, business strategy, plans and objectives for future operations and other statements containing the words “anticipates,” “believes,” “expects,” “plans,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: (1) the Company’s ability to attract and retain consumers and insurance providers using the Company’s marketplace; (2) the Company’s ability to maintain or increase the amount providers spend per quote request; (3) the impact on the Company and the insurance industry of the COVID-19 pandemic; (4) the effectiveness of the Company’s growth strategies and its ability to effectively manage growth; (5) the Company’s ability to maintain and build its brand; (6) the Company’s reliance on its third-party service providers; (7) the Company’s ability to develop new and enhanced products and services to attract and retain consumers and insurance providers, and the Company’s ability to successfully monetize them; (8) the impact of competition in the Company’s industry and innovation by the Company’s competitors; (9) the Company’s expected use of proceeds from its initial public offering; (10) developments regarding the insurance industry and the transition to online marketing; (11) the Company’s ability to succesfully acquire and operate PolicyFuel; and (12) other factors discussed in the “Risk Factors” section of the Company’s most recent Quarterly Report on Form 10-Q, which is on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

About EverQuote

EverQuote operates a leading online insurance marketplace, connecting consumers with insurance providers. The company’s mission is to empower insurance shoppers to better protect life’s most important assets—their family, property, and future. Our vision is to become the largest online source of insurance policies by using data and technology to make insurance simpler, more affordable and personalized, ultimately reducing cost and risk.

For more information, visit everquote.com and follow on Twitter @everquotelife, Instagram @everquotepics, and LinkedIn https://www.linkedin.com/company/everquote/.

Investor Relations Contact:

Brinlea Johnson

The Blueshirt Group

212-331-8424

Brinlea@blueshirtgroup.com

EVERQUOTE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands except per share)
Revenue	$105,063	$78,302	$208,885	$159,666

Cost and operating expenses(1):
Cost of revenue	5,811	4,977	11,764	10,312
Sales and marketing	85,610	64,561	173,179	131,065
Research and development	9,053	6,966	17,626	13,425
General and administrative	6,200	4,754	11,796	9,473
Acquisition-related	265	—	186	—

Total cost and operating expenses	106,939	81,258	214,551	164,275

Loss from operations	(1,876)	(2,956)	(5,666)	(4,609)

Other income (expense):
Interest income	10	47	24	158
Other income (expense), net	(15)	101	(40)	201

Total other income (expense), net	(5)	148	(16)	359

Net loss	$(1,881)	$(2,808)	$(5,682)	$(4,250)

Net loss per share, basic and diluted	$(0.07)	$(0.10)	$(0.20)	$(0.16)

Weighted average common shares outstanding, basic and diluted	28,895	27,136	28,665	26,888

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands)
Cost of revenue	$83	$88	$174	$142
Sales and marketing	2,459	2,547	5,850	4,242
Research and development	2,321	1,862	4,648	3,138
General and administrative	2,226	1,753	3,937	3,268

	$7,089	$6,250	$14,609	$10,790

EVERQUOTE, INC.

CONSOLIDATED BALANCE SHEET DATA

	June 30,	December 31,
	2021	2020
	(in thousands)
Cash and cash equivalents	$54,520	$42,870
Working capital	61,387	50,554
Total assets	138,843	129,050
Total liabilities	57,188	58,068
Total stockholders’ equity	81,655	70,982

EVERQUOTE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands)
Cash flows from operating activities:
Net loss	$(1,881)	$(2,808)	$(5,682)	$(4,250)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,136	594	2,310	1,443
Stock-based compensation expense	7,089	6,250	14,609	10,790
Change in fair value of contingent consideration	(210)	—	(289)	—
Provision for (recovery of) bad debt	(4)	(4)	(50)	17
Unrealized foreign currency transaction (gains) losses	8	—	23	—
Changes in operating assets and liabilities:
Accounts receivable	3,239	(830)	297	(4,292)
Prepaid expenses and other current assets	(264)	3,730	(92)	3,636
Operating lease right-of-use assets	609	—	1,400	—
Other assets	393	(53)	(340)	(57)
Accounts payable	(6,421)	(690)	(7,123)	3,293
Accrued expenses and other current liabilities	4,728	(2,761)	7,538	(3,250)
Deferred revenue	24	56	(33)	132
Operating lease liabilities	(699)	—	(1,337)	—
Other long-term liabilities	(32)	497	4	446

Net cash provided by operating activities	7,715	3,981	11,235	7,908

Cash flows from investing activities:
Acquisition of property and equipment, including costs capitalized for development of internal-use software	(533)	(986)	(1,310)	(1,871)

Net cash used in investing activities	(533)	(986)	(1,310)	(1,871)

Cash flows from financing activities:
Proceeds from exercise of stock options	452	954	1,724	2,318

Net cash provided by financing activities	452	954	1,724	2,318

Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	—	1	—

Net increase in cash, cash equivalents and restricted cash	7,634	3,949	11,650	8,355
Cash, cash equivalents and restricted cash at beginning of period	47,136	50,710	43,120	46,304

Cash, cash equivalents and restricted cash at end of period	$54,770	$54,659	$54,770	$54,659

EVERQUOTE, INC.

FINANCIAL AND OPERATING METRICS

Revenue by vertical:

	Three Months Ended June 30,		Change
	2021	2020	%
	(in thousands)
Automotive	$86,358	$64,594	33.7%
Other	18,705	13,708	36.5%

Total Revenue	$105,063	$78,302	34.2%

	Six Months Ended June 30,		Change
	2021	2020	%
	(in thousands)
Automotive	$170,839	$132,235	29.2%
Other	38,046	27,431	38.7%

Total Revenue	$208,885	$159,666	30.8%

Other financial and non-financial metrics:

	Three Months Ended June 30,		Change
	2021	2020	%
	(in thousands)
Loss from operations	$(1,876)	$(2,956)	-36.5%
Net loss	$(1,881)	$(2,808)	-33.0%
Quote requests	6,781	6,777	0.1%
Variable Marketing Margin	$32,830	$23,478	39.8%
Adjusted EBITDA(1)	$6,599	$3,989	65.4%

	Six Months Ended June 30,		Change
	2021	2020	%
	(in thousands)
Loss from operations	$(5,666)	$(4,609)	22.9%
Net loss	$(5,682)	$(4,250)	33.7%
Quote requests	14,501	14,169	2.3%
Variable Marketing Margin	$64,268	$47,293	35.9%
Adjusted EBITDA(1)	$11,399	$7,825	45.7%

(1)	Adjusted EBITDA is a non-GAAP measure. Please see “EverQuote, Inc. Reconciliation of Non-GAAP Measures to GAAP” below for more information.

EVERQUOTE, INC.

NON-GAAP FINANCIAL MEASURES

To supplement the Company’s financial statements presented in accordance with GAAP and to provide investors with additional information regarding EverQuote’s financial results, the Company has presented Adjusted EBITDA as a non-GAAP financial measure. This non-GAAP financial measure is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies.

The Company defines adjusted EBITDA as net income (loss), excluding the impact of stock-based compensation expense; depreciation and amortization expense; acquisition-related costs; interest income; and income taxes. The most directly comparable GAAP measure is net income (loss). The Company monitors and presents adjusted EBITDA because it is a key measure used by management and the board of directors to understand and evaluate operating performance, to establish budgets and to develop operational goals for managing EverQuote’s business. In particular, the Company believes that excluding the impact of these items in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of EverQuote’s core operating performance.

The Company uses adjusted EBITDA to evaluate EverQuote’s operating performance and trends and make planning decisions. The Company believes that this non-GAAP financial measure helps identify underlying trends in EverQuote’s business that could otherwise be masked by the effect of the items that the Company excludes in the calculations of adjusted EBITDA. Accordingly, the Company believes that this financial measure provides useful information to investors and others in understanding and evaluating EverQuote’s operating results, enhancing the overall understanding of the Company’s past performance and future prospects.

The Company’s non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of adjusted EBITDA rather than net income (loss), which is the most directly comparable financial measure calculated and presented in accordance with GAAP. In addition, other companies may use other measures to evaluate their performance, which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison.

The following table reconciles adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP.

EVERQUOTE, INC.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands)
Net loss	$(1,881)	$(2,808)	$(5,682)	$(4,250)
Stock-based compensation	7,089	6,250	14,609	10,790
Depreciation and amortization	1,136	594	2,310	1,443
Acquisition-related	265	—	186	—
Interest income	(10)	(47)	(24)	(158)

Adjusted EBITDA	$6,599	$3,989	$11,399	$7,825